                                                                   EXHIBIT 10.10

                EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                October 31, 1994

     This Eighth Amendment to Loan and Security Agreement (the "Amendment") is made and entered into effective as of October 31, 1994, by and between RED MAN PIPE & SUPPLY CO., an Oklahoma corporation ("Borrower"), and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender").

                            PRELIMINARY STATEMENTS:

     1. Borrower and Lender have entered into that certain Loan and Security Agreement dated as of May 3, 1991, as heretofore amended (as amended from time to time, the "Agreement").

     2. Borrower and Lender desire to amend the Agreement and the other Agreements as hereinafter set forth.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained, subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that, subject to satisfaction of the provisions of
Section 12 hereof, the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1.  DEFINITIONS.

          (a) Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise provided herein.

          (b) The definitions of "Borrowing Base", "Commitment", and "Revolving Credit Loans" contained in Section 1.1 of the Agreement are hereby deleted, and the following shall be substituted therefor:

               "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                    (a) the Commitment as of such date, minus the outstanding principal amount of the Term Loan as of such date; or

                    (b)  an amount up to:

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

               (i) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion, including a reserve for sales tax payables) of Eligible Accounts outstanding at such date;

          PLUS

               (ii) the lesser of (A) $2,500,000 or (B) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion, including a reserve for sales tax payables) of Eligible International Accounts outstanding at such date;

          PLUS

               (iii) the lesser of (A) $11,000,000 or (B) sixty percent (60%) of the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of tubular goods held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

          PLUS

               (iv) the lesser of (A) $6,500,000 or (B) forty percent (40%) of the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of consumable supplies held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market:

          PLUS

               (v) the lesser of (A) $1,500,000 or (B) sixty percent (60%) of the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion of Eligible Inventory at such Date consisting of line pipe held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

                         MINUS (subtract from the sum of clauses (i), (ii),
                    (iii), (iv), and (v) above)

                         (vi) an amount equal to the sum of (A) the face amount
                    of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and outstanding at such date and (B) any amounts which Lender may be obligated to pay in the future for the account of Borrower pursuant to this Agreement, the Other Agreements or otherwise.

               For purposes hereof, the net amount of Eligible Accounts or Eligible International Accounts, as the case may be, at any time shall be the face amount of such Eligible Accounts or such Eligible International Accounts, less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time."

          "Commitment - $30,000,000."

          "Revolving Credit Loans - any and all Base Rate Loans and Eurodollar Loans made by Lender as provided in Section 2.1(A) of this Agreement."

          (e) The following definitions are hereby added to Section 1.1 of the
Agreement:

          "Base Rate Loan - a Revolving Credit Loan made by Lender which bears interest at a rate based upon the Base Rate."

          "Borrowing Notice - as defined in Section 2.1.(D) of the Agreement."

          "Eurodollar Base Rate - with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, a rate per annum equal to the quotient of the following: (a) the rate at which deposits in U.S. dollars in immediately available funds are offered by Lender or Barclays Bank PLC to first-class banks in the London interbank market at approximately 11:00 a.m (London time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the Eurodollar Interest Period divided by (b) the difference of 1.00 minus the Eurodollar Reserve Requirement.

          "Eurodollar Interest Period - with respect to a Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such first
(lst), second (2nd), third (3rd) or sixth (6th) succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first
(lst), second (2nd), third (3rd) or sixth (6th) succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day."

          "Eurodollar Loan - a Revolving Credit Loan which, pursuant to a Borrowing Notice, bears interest at a rate based upon the Eurodollar Base Rate for the Eurodollar Interest Period specified in such Borrowing Notice."

          "Eurodollar Reserve Requirement - on any day, means that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding."

     2. MANNER OF BORROWING LOANS. The following Section 2.1(D) is hereby added to the Agreement, as follows:

               "(D) Manner of Borrowing Resolving Credit Loans. Borrowings under the credit facility established pursuant to Section 2.1(A) hereof shall be made as follows:

                    (1) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower may give

          Lender notice of its intention to borrow in the form of Exhibit K hereto (a "Borrowing Notice"), in which notice Borrower shall specify
          (i) the aggregate amount of such Revolving Credit Loan, (ii) the requested date of such Revolving Credit Loan, (iii) the Annual Revolving Rate selected in accordance with Section 3.1 of this Agreement, and (iv) where Borrower selects a Eurodollar Loan, the Eurodollar Interest Period applicable thereto; (b) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Base Rate Loan on the due date in the amount required to pay such interest; and (c) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Base Rate Loan on the due date in the amount then so due. If Borrower selects a Base Rate Loan, Borrower shall give Lender the Borrowing Notice prior to 12:00 Noon on the Business Day which is the requested date of such Base Rate Loan. If Borrower selects a Eurodollar Loan, Borrower shall give Lender the Borrowing Notice at least two (2) Business Days prior to the requested date of such Eurodollar Loan.

                    (2) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.1(D) as follows:
          (a) the proceeds of each Revolving Credit Loan requested under Section 2.1(D)(l)(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (b) the proceeds of each Loan requested under Section 2.1(D)(l)(b) or (c) shall be disbursed by Lender by way of direct payment of the relevant obligation.

     3.   INTEREST AND CHARGES.

          (a) Section 3.1(A) of the Agreement is hereby deleted, and the following shall be substituted therefor:

               "(A) The principal amount of the Term Loan outstanding from day-to-day shall bear interest, calculated daily at a fluctuating rate per annum equal to the lesser of (i) 1.5% (or such lesser percentage as may be provided by subsection (H) hereof) above the Base Rate (the "Annual Term Rate"), or (ii) the Maximum Legal Rate. The principal amount of the Revolving Credit Loans outstanding from day-to-day shall bear interest, calculated daily, at the following rates per annum (individually called, as applicable, an "Annual Revolving Rate"): (i) each Eurodollar Loan shall bear interest at a rate per annum equal to the lesser of (a) 3.5% (or such lesser percentage as may be provided by subsection (H) hereof) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto, or (b) the Maximum Legal Rate, and (ii) each Base Rate Loan shall bear interest at the lesser of (a) a fluctuating rate per annum equal to 1.0% (or such lesser percentage as may be provided by subsection (H) hereof) above the Base Rate, or (b) the Maximum Legal Rate."

          (b) Section 3.1(B) of the Agreement is hereby deleted, and the following shall be substituted therefor:

               "Each Base Rate Loan shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest on the Loans shall be calculated daily, based on the actual days elapsed over a 360 day year. Further, for the purpose of computing interest, all items of payment received by Lender shall be applied by Lender (subject to final payment of all drafts and other items received in form other than immediately available funds) against the obligations on the first Business Day after receipt. The determination of when a payment is received by Lender will be made in accordance with Section 3.5."

          (c) Section 3.1(H) of the Agreement is hereby deleted, and the following shall be substituted therefor:

               "(H) So long as no Default or Event of Default has occurred, in the event that Borrower achieves the performance factors described below as of each of the calculation dates specified below, then the Applicable Rate shall be reduced as follows:

               (i) Performance Factors to be Achieved as of October 31, 1995. So long as no Default or Event of Default has occurred, and so long as Borrower achieves the performance factors set out below, upon receipt and review by Lender of the audited financial statements of Borrower provided pursuant to
          Section 9.1(J) demonstrating compliance with the following performance factors, the Applicable Rate shall be reduced by 0.25%. Such reduction shall (a) with respect to Base Rate Loans, be made effective November 1, 1995 by (i) crediting the Loan Account by the difference between the amount of interest paid by Borrower to Lender since such effective date and the amount of interest which would have been paid by Borrower to Lender since such effective date had the Applicable Rate been so reduced, and (ii) recalculating all accrued but unpaid interest, and all interest to accrue with respect to future transactions, at the Applicable Rate as so reduced, and (b) with respect to Eurodollar Loans, be effective only for Eurodollar Loans requested after the date on which Lender has received and reviewed Borrower's audited financial statements demonstrating compliance with the performance factors set out below. The performance factors required to be achieved as of October 31, 1995 in order to reduce the Applicable Rate are as follows:

                    (A) The Average Daily Availability for the six months ending
               October 31, 1995 shall equal or exceed thirty percent (30%) of the Average Daily Loan Balance for such period;

                    (B) The Adjusted Net Earnings from operations, plus taxes
               (to the extent deducted therefrom), for the year ending October 31, 1995 shall be at least $1,800,000; and

                    (C) Borrower's Leverage Ratio as of October 31, 1995 shall not exceed 3.8 to 1.0.

          Any rate reduction made pursuant to this Section 3.1(H)(i) shall remain in effect only for so long as no Default or Event of Default has occurred and is continuing and Borrower maintains the Leverage Ratio described in (C) above."

     4. EURODOLLAR LOANS. The following Section 3.7. is hereby added to the Agreement as follows:

               "3.7. Additional Provisions Regarding Eurodollar Loans.

                    (A) Selection of Eurodollar Loan. Borrower may select a Eurodollar Base Rate with respect to all or any portion of the Revolving Credit Loans as provided in this Section 3.7.; provided, however, that (i) each Eurodollar Loan shall be in a principal amount of not less than $1,000,000 (and, if greater than $1,000,000, in integral multiples of $100,000), (ii) if Borrower shall elect to have all or a portion of the Revolving Credit Loans bear interest at a Eurodollar Base Rate, the aggregate principal amount of Eurodollar Loans outstanding shall be no less than $1,000,000, (iii) no more than four (4) Eurodollar Interest Periods may be in existence at any one time, and (iv) Borrower may not select a Eurodollar Base Rate for a Revolving Credit Loan if there exists a Default or Event of Default. The Borrower shall select Eurodollar Interest Periods with respect to Eurodollar Loans so that no Eurodollar Interest Period expires after the end of the original Term, or if extended pursuant to Section 3.3, any Renewal Term. An outstanding Base Rate Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this Section 3.7.

                    (B) Interest on Eurodollar Loans. Each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto (but not including the last day of such Eurodollar Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in Section 3.4. If at the end of an Eurodollar Interest Period for an outstanding Eurodollar Loan Borrower has failed to deliver to Lender a new Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan on and after the last day of such Eurodollar Interest Period and shall remain a Base Rate Loan until paid or until the effective date of a new Borrowing Notice with respect thereto.

                    (C) Availability of Eurodollar Loans. If (i) Lender determines that maintenance of any of its Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, and (ii) there exists no other branch or office of Lender through which such Eurodollar Loans could be maintained without any such violation or other disadvantageous implications to Lender, Lender shall suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be repaid; or if Lender determines that (i) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available or (ii) the Eurodollar Base Rate does not accurately reflect the cost of making a Eurodollar Loan, then Lender shall suspend the availability of Eurodollar Loans after the date of anY such determination.

                    (D) Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or has otherwise breached the terms of this Agreement, Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan.

                    (E) Lender Statements: Survival of Indemnity. Within sixty
          (60) days of the date upon which Lender suspends the availability of Eurodollar Loans under Section 3.7(C) hereof or learns of any loss or cost for which Borrower has indemnified Lender under Section 3.7(D) hereof, Lender shall deliver a written statement as to the amount due under Section 3.7(C) or (D). Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though the Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Eurodollar Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement."

     5.   FINANCIAL COVENANTS.

          (a) Section 9.3(A) of the Agreement is hereby deleted, and the following shall be substituted therefor:

          "(A) Maintain a Leverage Ratio not greater than the ratio shown below for the date corresponding thereto:

                    Date                                  Amount

          October 31, 1994 to October 31, 1995          4.5 to 1.0
          November 1, 1995 and Thereafter               4.0 to 1.0"

          (b) Section 9.3(E) of the Agreement is hereby deleted, and the following shall be substituted therefor:

          "(E) Achieve Adjusted Net Earnings from operations, plus taxes (to the extent deducted therefrom), equal to the amounts specified below for the periods specified below:

                    Period                         Amount

               Fiscal year ending                  $1,100,000
               October 31, 1994

               Fiscal year ending                  $2,200,000
               October 31, 1995 and
               each fiscal year
               thereafter

     6. EXHIBITS. All references in the Agreement (as amended hereby) to Exhibit "J" shall hereafter be deemed to be references to Exhibit "J" attached hereto. A new Exhibit "K" is hereby added to the Agreement which shall be in the form of Exhibit "K" attached hereto.

     7.   CONDITIONS.   The obligation of Lender to be bound by the provisions
of this Amendment shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

          (a) Lender shall have received the following, duly executed by each party thereto, other than Lender:

               (i)  this Amendment; and

               (ii) all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

          (c) The representations and warranties contained in the Agreement, as amended hereby, and the Other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

          (d) No material adverse change shall have occurred in the business operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

          (e) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

     8. LIMITED WAIVER. Upon satisfaction of the conditions precedent specified in Section 7 hereof, Lender shall waive any Default or Event of Default which occurred or existed prior to the effective date of this Amendment arising solely from Borrower's failure:

          (a) to maintain a Leverage Ratio of not less than 4.0 to 1.0 for the months ending November 30, 1993 and December 31, 1993 and April 30, 1994, as required by Section 9.3(A) of the Agreement; and

          (b) to limit Capital Expenditures or payments on account of Capital Leases to $300,000, as required by Section 9.2(H) of the Aqreement; and

          (c) to maintain a positive Net Income plus taxes (to the extent deducted therefrom) for the month ending September 30, 1994, as required by
     Section 9.3(C) of the Agreement; and

          (d) to maintain a positive Excess Cash Flow for the months ending August 31, 1994 and September 30, 1994, as required by Section 9.3(D) of the Agreement.

Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Lender of any covenant or provision of the Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of

Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Agreement, the other Agreements, this Amendment and any other contract or instrument between Borrower and Lender.

     9. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Agreements, as amended hereby.

     10. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     11. EXPENSES. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     12. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     13. FURTHER ASSURANCES. Borrower shall, at Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments or agreements deemed necessary by Lender to continue perfection of Lender's Liens, to facilitate collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Amendment.

     14. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

     15. FINAL AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     16. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     EXECUTED to be effective as of the date first above written.


                                    RED MAN PIPE & SUPPLY CO.

                                    By:  /S/ DEE PAIGE
                                       ------------------------------
                                    Name: DEE PAIGE
                                         ----------------------------
                                    Title:VP-FINANCE
                                          ---------------------------

                                    BARCLAYS BUSINESS CREDIT, INC.

                                    By: /S/ JOY L. BARTHOLOMEW
                                       ------------------------------
                                    Name: JOY L. BARTHOLOMEW
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------

The undersigned Guarantor, having guaranteed to Lender the payment of the obligations, as such term is defined in the Unconditional Limited Guaranty (the "Guaranty") executed by Guarantor on May 3, 1991, hereby acknowledges, confirms, and agrees that (i) the execution and delivery of this Amendment does not alter, affect, diminish, release or reduce his liability under the Guaranty, and (ii) the Guaranty is in full force and effect to secure the obligations described therein.

                                         /s/ Lewis B. Ketchum
                                        -----------------------------
                                        LEWIS B. KETCHUM